Partnership Contact:
Bradley W. Harris
(614) 643-0314
ir@OxfordResources.com

Oxford Resource Partners, LP to Report Third Quarter 2014 Financial Results on October 30, 2014

COLUMBUS, Ohio, October 17, 2014 - Oxford Resource Partners, LP (NYSE: OXF) (the “Partnership” or “Oxford”) will report its third quarter 2014 financial results before the market opens on Thursday, October 30, 2014.  The Partnership’s management team will hold a conference call to review the results at 10:00 a.m. Eastern Time on that day.

Participants may access the conference call by dialing (877) 703-6107 or (857) 244-7306 for international callers and providing passcode 27795081. The call will also be webcast live on the Internet in the Investor Relations section of the Partnership’s website at www.OxfordResources.com .

An audio replay of the conference call will be available for seven days beginning at 3:00 p.m. Eastern Time on October 30, 2014, and may be accessed at (888) 286-8010 or (617) 801-6888 for international callers. The replay passcode is 16839862.  The webcast will also be archived on the Partnership’s website at www.OxfordResources.com for 30 days following the call.

About Oxford Resource Partners, LP

Oxford Resource Partners, LP is a low-cost producer of high-value thermal coal in Northern Appalachia. Oxford markets its coal primarily to large electric utilities with coal-fired, base-load scrubbed power plants under long-term coal sales contracts. The Partnership is headquartered in Columbus, Ohio.

For more information about Oxford Resource Partners, LP (NYSE: OXF), please visit www.OxfordResources.com. Financial and other information about the Partnership is routinely posted on and accessible at www.OxfordResources.com.